UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FISHER SCIENTIFIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FISHER SCIENTIFIC INTERNATIONAL INC.
Liberty Lane
Hampton, New Hampshire 03842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2006

To the Stockholders of Fisher Scientific International Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Fisher Scientific International Inc. (the “Company”) will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Friday, May 5, 2006 at 8:30 a.m., local time, for the following purposes:

1.	To elect three directors of the Company, each of whom will serve a three-year term expiring in 2009;

2.	To consider and vote upon a proposal to adopt the Fisher Scientific International Inc. Employee Stock Purchase Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year; and

4.	To transact any other business that may properly come before the meeting or any adjournments thereof.
      Holders of record of the Company’s common stock at the close of business on March 17, 2006, the “record date” for voting at the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Paul M. Meister

Paul M. Meister
Vice Chairman of the Board
Hampton, New Hampshire
April 7, 2006
      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FISHER SCIENTIFIC INTERNATIONAL INC.

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Fisher Scientific International Inc., a Delaware corporation (“Fisher” or the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Friday, May 5, 2006 at 8:30 a.m., local time, and at any adjournments thereof. This proxy statement and the related proxy card, together with the Company’s Annual Report to Stockholders for the year ended December 31, 2005, were first mailed by the Company on or about April 7, 2006 to stockholders of record as of March 17, 2006, the “record date” for voting at the Annual Meeting.
      All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournments thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for election as a director set forth in this proxy statement. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.
      A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting except as specified on the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
RECORD DATE, STOCK ENTITLED TO VOTE AND OUTSTANDING SHARES
      Holders of record of Fisher’s common stock at the close of business on March 17, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Fisher stockholders are entitled to one vote for each share of Fisher common stock that they owned on the record date, exercisable in person at the Annual Meeting, by telephone, through the Internet or by a properly executed and delivered proxy card. On the record date, there were a total of 123,992,045 shares of Fisher common stock outstanding and entitled to vote at the Annual Meeting. A complete list of stockholders entitled to notice of, and to vote at, the Annual Meeting will be available for examination by any of our stockholders at our headquarters, Liberty Lane, Hampton, New Hampshire 03842, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

Quorum
      The holders of shares having a majority of the voting power of the common stock of Fisher issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. All shares of Fisher common stock represented at the Annual Meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters for consideration at the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS
AND EXECUTIVE OFFICERS
      The following table sets forth, as of March 17, 2006, certain information concerning the beneficial ownership of Fisher common stock of (1) persons known to the Company to be beneficial owners of more than 5% of Fisher common stock and (2) each nominee, director, named executive officer and all current directors and executive officers as a group.

			Percent of
	Shares of		Common
Name of Beneficial Owner	Common Stock		Stock

FMR Corp.	10,908,383	(1)	8.80%
Ariel Capital Management, LLC	6,288,920	(1)	5.07%
Paul M. Montrone	3,255,198	(2)	2.58%
Paul M. Meister	2,216,168	(3)	1.77%
David T. Della Penta	476,695	(4)	*
Kevin P. Clark	480,582	(5)	*
Thomas L. Rea	11,320	(6)	*
Scott M. Sperling	23,509	(7)	*
W. Clayton Stephens	16,666	(8)	*
Michael D. Dingman	16,666	(9)	*
Charles A. Sanders, M.D.	16,666	(10)	*
Richard W. Vieser	119,096	(11)	*
Simon B. Rich	6,693	(12)	*
Rosanne F. Coppola	3,833	(13)	*
Bruce L. Koepfgen	3,333	(14)	*
All current directors and executive officers as a group (13 individuals)	6,646,425	(15)	5.16%

*	Less than 1%

(1)	The information presented is based on ownership reports filed with the SEC. The mailing address of FMR Corp. is: 82 Devonshire Street, Boston, Massachusetts 02109. The mailing address of Ariel Capital Management, LLC is: 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.

(2)	The amount shown includes 2,185,559 shares issuable upon exercise of options within 60 days of March 17, 2006; 275,000 shares owned directly by Mr. Montrone; 362,500 shares held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the “Savings Trust”); 294,243 shares held in a rabbi trust established under an agreement dated as of January 21, 1998 (the “Rabbi Trust”); and 137,896 shares held in a rabbi trust established under an agreement dated as of March 30, 2001 (“Rabbi Trust II”). The address for Mr. Montrone is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(3)	The amount shown includes 1,549,062 shares issuable upon exercise of options within 60 days of March 17, 2006; 175,000 shares owned directly by Mr. Meister; 271,500 shares held in the Savings Trust; 163,149 shares held in the Rabbi Trust; and 57,457 shares held in Rabbi Trust II. The address for Mr. Meister is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(4)	The amount shown includes 476,695 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Mr. Della Penta is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(5)	The amount shown includes 448,300 shares issuable upon exercise of options within 60 days of March 17, 2006; 7,785 shares held directly by Mr. Clark; 3,812 shares held in the Rabbi Trust; and 20,685 shares held in Rabbi Trust II. The address for Mr. Clark is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(6)	The amount shown reflects 11,320 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Mr. Rea is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(7)	The amount shown reflects 6,666 shares issuable upon exercise of options within 60 days of March 17, 2006; and 16,843 shares owned directly by Mr. Sperling. The address for Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02109.

(8)	The amount shown reflects 16,666 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Mr. Stephens is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(9)	The amount shown reflects 16,666 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Mr. Dingman is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(10)	The amount shown reflects 16,666 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Dr. Sanders is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(11)	The amount shown reflects 63,721 shares issuable upon exercise of options within 60 days of March 17, 2006; 52,575 shares held directly by Mr. Vieser; and 2,800 shares held indirectly. The address for Mr. Vieser is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(12)	The amount shown reflects 3,333 shares issuable upon exercise of options within 60 days of March 17, 2006; and 3,360 shares held directly by Mr. Rich. The address for Mr. Rich is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(13)	The amount shown reflects 3,333 shares issuable upon exercise of options within 60 days of March 17, 2006; and 500 shares held directly by Ms. Coppola. The address for Ms. Coppola is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(14)	The amount shown reflects 3,333 shares issuable upon exercise of options within 60 days of March 17, 2006. The address for Mr. Koepfgen is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(15)	The amount shown reflects 4,801,320 shares issuable upon exercise of options within 60 days of March 17, 2006; 531,063 shares held directly; 636,800 shares held indirectly; 461,204 shares in the Rabbi Trust; and 216,038 shares held in Rabbi Trust II.
NOMINATION AND ELECTION OF DIRECTORS
      Three directors are to be elected at the Annual Meeting. The board of directors of Fisher consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Rosanne F. Coppola, Michael D. Dingman, Bruce L. Koepfgen, Simon B. Rich, Charles A. Sanders, M.D., Scott M. Sperling, W. Clayton Stephens and Richard W. Vieser. Messrs. Montrone and Dingman became members of the board of directors in September 1991; Messrs. Meister and Sperling became members of the board of directors in January 1998; Mr. Stephens became a member of the board of directors in November 2002; Dr. Sanders became a member of the board of directors in May 2003; Messrs. Rich and Vieser became members of the board of directors in August 2004, after Fisher completed its merger with Apogent Technologies Inc. (“Apogent”), and Ms. Coppola and Mr. Koepfgen became members of the board of directors in May 2005.
      The Restated Certificate of Incorporation of Fisher, which is referred to as the certificate of incorporation, and the bylaws of Fisher provide that the board of directors shall be divided into three classes and shall consist of not less than three nor more than 15 members. Upon recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated for election as directors at the Annual Meeting Messrs. Montrone, Rich and Sperling. Messrs. Montrone, Rich and Sperling are currently members of the board of directors whose terms expire at the Annual Meeting. If elected, Messrs. Montrone, Rich and Sperling will each serve a three-year term expiring in 2009. Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, in place of such nominee, proxies solicited hereby will be voted for the election of such other person as may be recommended by the board of directors upon recommendation of the Nominating and Corporate Governance Committee.
      The affirmative vote of a plurality of the votes cast is required to elect a director. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote, as these votes are not considered to be votes cast under the Company’s bylaws or under the laws of the state of Delaware, the Company’s state of incorporation.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.
      Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.
NOMINEES FOR ELECTION AS DIRECTORS
      Paul M. Montrone, 64, for a term expiring in 2009. Mr. Montrone has served Fisher as an executive officer and director since 1991. Mr. Montrone has been Chairman of the Board of Fisher since March 1998 and the Chief Executive Officer of Fisher since 1991. Mr. Montrone also served as President and a director from 1991 to 1998.
      Simon B. Rich, 61, for a term expiring in 2009. Mr. Rich served as Chairman of Louis Dreyfus Natural Gas Corp. (now Dominion Exploration & Production, Inc.) from 1996 until his retirement in 2001 and President and Chief Executive Officer from 1993 to 1996. Mr. Rich was Executive Vice President of Louis Dreyfus Energy Group from 1990 to 1993. He served as Chief Executive Officer of Louis Dreyfus Holding Company from 1998 to 2000 and he served as Executive Vice President from 1986 to 1990. From 1996 to 1998, Mr. Rich was also Chief Operating Officer of Duke-Louis Dreyfus.
      Scott M. Sperling, 48, for a term expiring in 2009. Mr. Sperling has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of Houghton Mifflin Co.; ProSiebenSat.1 Media AG; Vertis, Inc.; Warner Music Group Corp.; and Warner Music Group Inc.
INCUMBENT DIRECTORS
      Michael D. Dingman, 74, term expires in 2007. Mr. Dingman has been President of Shipston Group Ltd. (international investments) since 1994. Mr. Dingman was Chairman of the Board of Fisher from 1991 to 1998.
      Charles A. Sanders, M.D., 74, term expires in 2007. Dr. Sanders has served as Chairman of the Foundation for National Institutes of Health since 1997. Dr. Sanders served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994 and was Chairman of the Board from 1992 to 1995. Dr. Sanders is Chairman of Icagen, Inc. and a director of BioPure Corp.; Cephalon Inc.; Genentech Inc.; and Vertex Pharmaceuticals.
      Richard W. Vieser, 78, term expires in 2007. Mr. Vieser served as Chairman of the Board, President and CEO of Lear Siegler, Inc., FL Industries, Inc. and FL Aerospace until his retirement in 1989. Mr. Vieser serves as Chairman Emeritus of Varian Medical Systems, Inc. and is a director of Viasystems Group, Inc.
      Rosanne F. Coppola, 55, term expires in 2008. Ms. Coppola served as Divisional Executive, Global Loans of Citicorp from 1994 until her retirement in 1998 and Business Head, Institutional Recovery Management from 1990 to 1994. Ms. Coppola was also Business Head, Leveraged Capital Division from 1985 to 1990 and Senior Transactor from 1978 to 1985 of Citicorp Industrial Credit, Inc. Ms. Coppola is a director of M & F Worldwide Corp.
      Bruce L. Koepfgen, 53, term expires in 2008. Mr. Koepfgen has been CEO, Oppenheimer Capital since May 2003. From 1999 to 2003, Mr. Koepfgen was a private investor and President of Koepfgen Company LLC, a management consulting firm. Prior to 1999, Mr. Koepfgen spent 23 years with Salomon Brothers Inc. (15 years as Managing Director) in a number of executive positions. At the time of his departure, he was Co-Head of Fixed

Income Sales and managed its Chicago office. He was also Chairman of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors.
      Paul M. Meister, 53, term expires in 2008. Mr. Meister has served Fisher as an executive officer since 1991 and a director since 1998. Mr. Meister has been Vice Chairman of the Board since March 1998. Mr. Meister also served as Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001 and was Senior Vice President and Chief Financial Officer of Fisher from 1991 to March 1998. Mr. Meister is a director of LKQ Corporation and M & F Worldwide Corp.
      W. Clayton Stephens, 64, term expires in 2008. Mr. Stephens founded Warren Capital Corporation in 1984 and has served as a director and President of the firm since that time. Mr. Stephens is a member of the Advisory Board of Sonoma National Bank.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Fisher’s directors and executive officers, and persons who own more than 10% of a registered class of Fisher’s equity securities, collectively referred to as Section 16 reporting persons, to file with the Securities and Exchange Commission, which is referred to as the SEC, and the New York Stock Exchange, which is referred to as the NYSE, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Fisher as well as stock option grants, exercises and repricings and derivative securities transactions. Section 16 reporting persons are required by SEC regulations to furnish Fisher with copies of all Section 16(a) forms they file. All such Section 16(a) forms may be accessed via a link from Fisher’s Web site: www.fisherscientific.com.
      To Fisher’s knowledge, based solely on a review of the copies of such reports furnished to Fisher and on certain written representations from Fisher’s directors and executive officers that no other reports were required to be filed by them, during the fiscal year ended December 31, 2005, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.
BOARD OF DIRECTORS, COMMITTEE MEETINGS AND EXECUTIVE SESSIONS
      The board of directors met 13 times during 2005. Each of the members of the board of directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served. The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2005, the Audit Committee met 12 times, the Compensation Committee met 9 times and the Nominating and Corporate Governance Committee met 4 times. In addition, executive officers routinely communicate on an informal basis with members of the board of directors and committee members. All members of the committees of the board of directors and a majority of the board of directors are independent within the meaning of the currently effective NYSE rules. The board of directors has affirmatively determined that none of the non-employee directors has any material relationship with Fisher, either directly or as partner, stockholder or officer of an organization that has a relationship with Fisher.
Audit Committee
      The Audit Committee of the board of directors consists of Messrs. Stephens, Rich and Vieser, with Mr. Stephens serving as Chairman. Each member of the Audit Committee is “independent” within the meaning of the currently effective NYSE rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.
      The Audit Committee Charter contains the Audit Committee’s mandate, membership requirements and duties and obligations and is posted on Fisher’s Web site: www.fisherscientific.com. A copy of the Audit Committee Charter is attached hereto as Annex I. Additionally, copies of the Charter are available to any stockholder of Fisher who requests a copy by submitting such request to Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. The Audit Committee Charter complies with the requirements established by the Sarbanes-Oxley Act of 2002, which is referred to as the Sarbanes-Oxley Act, and the NYSE rules. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Under the Audit Committee Charter, the Audit Committee is responsible for, among other tasks, the appointment, compensation, retention and oversight of Fisher’s independent registered public accounting firm, reviewing with management and the independent registered public accounting firm Fisher’s operating results and resolving any disagreements between management and the independent registered public accounting firm, establishing procedures to handle complaints regarding Fisher or its accounting, considering the adequacy of the internal accounting and control procedures of Fisher, authorizing in advance the audit and non-audit services to be performed by the independent registered public accounting firm and performing an annual performance self-evaluation of the Audit Committee. The board of directors has designated Messrs. Stephens, Rich and Vieser as “audit committee financial experts” and has determined that they possess “accounting or related financial management expertise,” as defined in the regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act and the NYSE rules.
Compensation Committee
      The Compensation Committee of the board of directors consists of Messrs. Sperling, Dingman and Koepfgen, with Mr. Sperling serving as Chairman. The Compensation Committee Charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s Web site: www.fisherscientific.com. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Compensation Committee is “independent” within the meaning of the currently effective NYSE rules. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for executive officers, the approval of such arrangements for other senior level employees and the administration of certain benefit and compensation plans of Fisher and its subsidiaries.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the board of directors consists of Mr. Dingman, Ms. Coppola and Dr. Sanders, with Mr. Dingman serving as Chairman. The Nominating and Corporate Governance Committee Charter contains the Nominating and Corporate Governance Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s Web site: www.fisherscientific.com. The Nominating and Corporate Governance Committee will review the Nominating and Corporate Governance Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the currently effective NYSE rules. The Nominating and Corporate Governance Committee is responsible for recommending the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the board of directors, overseeing the evaluations of the board of directors and management, overseeing a set of corporate governance guidelines of the Company, reviewing and reassessing the adequacy of such guidelines at least annually and developing and recommending changes to such principles.
      In identifying and evaluating candidates for election as directors, the Nominating and Corporate Governance Committee identifies and selects candidates who can make significant contributions to Fisher’s board of directors and advance the interests of Fisher and its stockholders. In addition to the applicable requirements of law and the NYSE, when considering candidates, the Nominating and Corporate Governance Committee takes into consideration each candidate’s business knowledge and experience, integrity and professionalism, sound judgment, willingness to devote the required time to board of directors and committee duties and commitment to building sound, long-term growth. The Nominating and Corporate Governance Committee strives to include members with skills and characteristics that taken together will assure a strong, effective board of directors. This evaluation process would be the same as that used for candidates for election as directors recommended by stockholders. Neither the board of directors nor the Nominating and Corporate Governance Committee has employed any third party to identify or assist it in identifying or evaluating potential candidates for election as directors, although it may choose to do so in the future if it deems it necessary or desirable.

      Messrs. Montrone, Rich and Sperling were nominated respectively by Ms. Coppola, Mr. Dingman and Dr. Sanders. The Nominating and Corporate Governance Committee will consider candidates for election as directors recommended by stockholders, and Fisher’s policy is to consider all recommendations meeting the criteria set out in the bylaws of Fisher.
      The bylaws of Fisher prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. The nomination procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the bylaws. Fisher’s bylaws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the bylaws, to Fisher at its principal executive office, not less than 30 days nor more than 60 days prior to the meeting. In the event, however, that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the inspectors of election determine that a person was not nominated in accordance with the nomination procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.
      Fisher has not received any recommendation for candidates for election as directors from a stockholder (or group of stockholders) who has beneficially owned greater than five percent of Fisher’s common stock for at least one year as of the time of such nomination.
Executive Sessions
      The independent non-employee directors of Fisher, currently Ms. Coppola, Dr. Sanders and Messrs. Dingman, Koepfgen, Rich, Sperling, Stephens and Vieser, have met and intend in the future to meet at regularly scheduled executive sessions without the presence or participation of management. At these executive sessions, the presiding director is rotated annually among the non-employee directors serving as chairpersons of each of the committees of the board of directors. Mr. Dingman is currently the presiding director. Communications to the non-employee directors may be sent to Non-Employee Directors, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842 or to any member of the board of directors directly at the same address.
Code of Business Conduct
      Fisher has adopted corporate governance guidelines and a code of business conduct, which apply to Fisher’s principal executive officer, principal financial officer and principal accounting officer, as well as to all directors, officers and employees. Fisher’s corporate governance guidelines and its code of business conduct are both posted on Fisher’s Web site: www.fisherscientific.com. Additionally, copies of each document are available in print to any stockholder of Fisher who requests a copy by submitting such request to Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. Fisher intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of its code of conduct by posting such information on Fisher’s Web site at www.fisherscientific.com.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      The board of directors of Fisher provides stockholders with the ability to send communications to the board of directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to the Board of Directors, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. All communications received by the Secretary are relayed to the board of directors. Members of the board of directors are not required to attend the Annual Meeting. Mr. Meister attended the 2005 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In 2005, none of the members of the Compensation Committee of the board of directors was at any time during or prior to fiscal year 2005 an officer or employee of Fisher or any of its subsidiaries. In 2005, none of Fisher’s executive officers served as a member of a compensation committee or as a director of any entity of which any of Fisher’s directors served as an executive officer.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has, among other activities (a) reviewed and discussed with management Fisher’s audited annual financial statements for the fiscal year ended December 31, 2005 and interim quarterly results, (b) discussed with Deloitte & Touche LLP, Fisher’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Statement on Auditing Standards (“SAS”) No. 61 (“Communications with Audit Committees”) as amended by SAS 89 and SAS 90, and Rule 2-07 of Regulation S-X, and (c) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and reviewing a letter from them including disclosures required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). On the basis of the foregoing, the Audit Committee has recommended to the board of directors that Fisher’s audited financial statements for the fiscal year ended December 31, 2005 be included in Fisher’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee
of the Board of Directors,

W. Clayton Stephens, Chairman
Simon B. Rich
Richard W. Vieser
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
      The non-employee directors of Fisher are entitled to receive cash compensation and compensation pursuant to the plans described below.
Compensation
      Upon the recommendation of the Compensation Committee, on March 1, 2006, the full Board approved an increase in the cash compensation arrangements for the Company’s non-employee directors effective January 1, 2006. Pursuant to such increase, the Company’s non-employee directors receive compensation of $60,000 annually. The Audit Committee Chairman receives an additional $20,000 annually and all other Committee Chairmen receive an additional $10,000 annually. Non-employee directors may elect to receive payment of their fees in the form of Fisher common stock, commencing in the second quarter of 2006. Directors receive no additional fees for attendance at board of directors or committee meetings. All directors are reimbursed for expenses incurred in attending board of directors and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher, eligible directors may elect to have all or any portion of the director’s compensation for such calendar year credited to a deferred compensation account and such fees may be denominated in cash or, beginning in the second quarter of 2006, denominated in shares of Fisher common stock. Amounts credited to the director’s account and denominated in cash shall accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Amounts credited to the director’s account and denominated in shares of Fisher common stock shall not accrue interest. Deferred amounts, cash or shares, are paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors or of a later calendar year specified by the director.

Retirement Plan for Non-Employee Directors
      Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. In the event of a Change in Control, as defined in the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, any non-employee director who has less than 5 years of eligible service shall be deemed to have served for 5 years and shall be treated as an eligible director for all purposes under the Retirement Plan for Non-Employee Directors.
Equity Awards
      Pursuant to the Fisher Scientific International Inc. 2005 Equity and Incentive Plan (the “2005 Plan”), each non-employee director is awarded an option to purchase 10,000 shares of Fisher common stock immediately following each annual meeting of Company stockholders during the term of the 2005 Plan. The stock option awards have an exercise price equal to the fair market value of Fisher’s common stock on the day of the award and vest as to one-third of the original award amount on each of the first three anniversaries of the award. On March 1, 2006, the board of directors approved an annual award of 2,000 Restricted Stock Units (RSUs) to each non-employee director immediately following each annual meeting of Company stockholders. The RSUs will vest as to one-third of the original award amount on each of the first three anniversaries of the award.
Compensation of Executive Officers
Summary Compensation Table
      The following table summarizes the compensation paid to the Chief Executive Officer and each of Fisher’s four other most highly compensated executive officers for 2005, referred to as the named executives, for services in all capacities to Fisher and its subsidiaries during or with respect to 2003, 2004 and 2005:

		Annual Compensation(1)					Long Term Compensation

							Securities
					Other Annual		Underlying	All Other
		Salary		Bonus	Compensation		Options	Compensation
Name and Principal Position	Year	($)		($)	($)		(#)	($)(2)

Paul M. Montrone	2005	1,100,000	(3)(4)	1,100,000	52,839	(5)	365,400	93,410
Chairman and	2004	1,100,000	(4)	1,862,500	100,578	(5)	0	76,240
Chief Executive Officer	2003	840,000		1,260,000	139,869	(5)	900,000	67,036
Paul M. Meister	2005	620,000	(6)	620,000	—		292,400	198,264
Vice Chairman	2004	620,000		1,030,000	—		0	182,096
	2003	620,000		930,000	—		600,000	167,967
David T. Della Penta	2005	605,000		605,000	100,287	(7)	219,200	56,450
President and	2004	605,000		1,007,500	102,394	(7)	0	52,578
Chief Operating Officer	2003	605,000		907,500	—		500,000	48,156
Kevin P. Clark	2005	375,000	(8)	375,000	—		182,500	30,248
Vice President and	2004	325,000		487,500	—		0	25,986
Chief Financial Officer	2003	325,000		487,500	—		290,000	20,431
Thomas L. Rea(9)	2005	210,000	(9)	160,000	—		27,200	13,160
Senior Vice President,	2004	210,000		160,000	—		0	12,720
Corporate Services	2003	210,000		150,000	—		10,000	11,874

(1)	Includes amounts of salary deferred by each named executive under Fisher’s Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2)	Amounts listed in this column for 2005 reflect Fisher’s matching contributions to Fisher’s Savings and Profit Sharing Plan and the Executive Retirement and Savings Program. For 2005, amounts attributable to Fisher’s matching contributions under the Fisher Savings and Profit Sharing Plan and the Executive Retirement and Savings Program are as follows: Mr. Montrone $93,410; Mr. Meister $57,880; Mr. Della Penta $56,450; Mr. Clark $30,248; and Mr. Rea $13,160. With respect to Mr. Meister, the amounts in this column also reflect the difference between the actual interest accrued and 120% of the long-term Applicable Federal Rate on the principal value of Mr. Meister’s right, which he exercised on January 1, 1999, to put back to Fisher for $5 million options to purchase 258,332 shares of Fisher common stock pursuant to his employment agreement. These amounts include $118,656 in 2003 and $128,216 in 2004 and $140,384 in 2005.

(3)	Mr. Montrone’s base salary was increased to $1,200,000 effective January 1, 2006.

(4)	$100,000 of this amount was deferred by Mr. Montrone.

(5)	In 2005 this amount includes $21,073 for professional fees related to legal, tax, and estate planning service and $31,766 for fees related to personal security and personal travel. In 2004 this amount includes $48,062 for professional fees related to legal, tax, and estate planning service and $52,516 for fees related to personal security, personal travel and club membership dues. In 2003 this amount includes $77,674 for professional fees related to legal, tax, and estate planning service and $62,195 for fees related to personal security, personal travel and club membership dues.

(6)	Mr. Meister’s base salary was increased to $900,000 effective January 16, 2006.

(7)	In 2005 this amount includes $90,200 for personal travel and $10,087 for club membership dues. In 2004 this amount includes $93,000 for personal travel and $9,394 for club membership dues.

(8)	Mr. Clark’s base salary was increased to $500,000 effective January 1, 2006.

(9)	Mr. Rea was appointed as an executive officer on December 13, 2005. Mr. Rea’s salary was increased to $260,000 effective January 1, 2006.
Option Grants in Last Fiscal Year

	Options				Grant Date
	Granted	Percent of	Option	Expiration	Present Value
Optionee Name	(1)	Total Granted	Price	Date	(2)

Paul M. Montrone	186,200	4.73%	$61.35	03/07/2015	$4,342,184
Paul M. Montrone	179,200	4.55%	$64.60	07/25/2015	$3,073,280

Paul M. Meister	149,000	3.78%	$61.35	03/07/2015	$3,474,680
Paul M. Meister	143,400	3.64%	$64.60	07/25/2015	$2,459,310

David T. Della Penta	111,700	2.84%	$61.35	03/07/2015	$2,604,844
David T. Della Penta	107,500	2.73%	$64.60	07/25/2015	$1,843,625

Kevin P. Clark	93,100	2.36%	$61.35	03/07/2015	$2,171,092
Kevin P. Clark	89,400	2.27%	$64.60	07/25/2015	$1,533,210

Thomas L. Rea	2,200	0.06%	$61.35	03/07/2015	$51,304
Thomas L. Rea	25,000	0.63%	$64.60	07/25/2015	$428,750

(1)	Options granted to our named executives in 2005 were granted pursuant to Fisher’s 2005 Equity and Incentive Plan (the “2005 Plan”) and 2001 Equity and Incentive Plan (the “2001 Plan”). The maximum term of the options is ten years. The options having an exercise price of $61.35 were granted pursuant to the 2001 Plan and vesting occurs with respect to 60% of the options on the first anniversary of the grant date and with respect to 20% of the option on the second and third anniversaries of the grant date. The options having an exercise price of $64.60 were granted pursuant to the 2005 Plan and vesting occurred with respect to 40% of the option on December 31, 2005 and will occur with respect to an additional 40% on December 31, 2006 and the remaining 20% on December 31, 2007. All such vesting is subject to continued employment. Unvested options generally terminate upon termination of an executive’s employment, unless termination is due to death or disability, in which case the options granted pursuant to the 2005 Plan become fully vested and exercisable and remain outstanding until the expiration of the term of the option and options granted pursuant to the 2001 Plan become fully vested and exercisable and remain outstanding until the earlier of (i) three years from the date employment is terminated, and (ii) expiration of the term of the option. Vested options are generally exercisable for 90 days following the date of termination of employment (but not beyond the maximum term of the option), unless termination is due to retirement, in which case the vested options granted pursuant to the 2005 Plan and all options outstanding granted pursuant to the 2001 Plan shall be exercisable for 3 years following the date of such termination of employment (but not beyond the maximum term of the option). If the executive’s employment is terminated for cause, all vested options immediately terminate. If the executive is terminated within 24 months after a change in control either without “Cause” or by the executive for “Good Reason,” the options granted pursuant to the 2005 Plan will fully vest and will remain exercisable for one year (but not beyond the maximum term of the option). Upon a change in control the options granted pursuant to the 2001 Plan shall become fully vested and exercisable until the expiration of the term of the option.

(2)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the grant date present value. The following table lists the assumptions used to calculate the grant date present value:

	Black-Scholes			Risk Free
	Value	Expected Life	Expected Volatility	Interest Rate
Grant Date	($)	(years)	(%)	(%)	Dividends

3/7/05	23.32	5.0	35.93	3.9	None
7/25/05	17.15	4.5	23.14	4.0	None
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
      The following table sets forth information for each named executive with regard to shares acquired on the exercise of options, the aggregate stock options held on December 31, 2005, and the value of in-the-money stock options held as of December 31, 2005:

			Number of	Value of
	Shares	Value	Unexercised Options	In-the-Money Options
	Acquired	Realized	as of 12/31/2005	Exercisable/Unexercisable
Name	on Exercise	$(1)	Exercisable/Unexercisable	$(2)

Paul M. Montrone	400,000	21,080,471	1,958,609/443,750	66,171,843/5,114,966
Paul M. Meister	240,000	12,615,824	1,419,642/335,060	52,949,464/3,422,659
David T. Della Penta	383,325	14,192,821	376,325/259,550	8,440,555/2,845,858
Kevin P. Clark	157,430	6,655,251	373,914/196,750	9,888,620/1,720,816
Thomas L. Rea	1,667	54,761	15,000/18,867	113,050/56,900

(1)	Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2)	Excess of the value of the underlying securities at December 31, 2005 of $61.86 over the exercise price.
Employment Agreements with Named Executives
      Fisher has an employment agreement with Mr. Montrone which was amended and restated effective as of January 1, 2004, as amended on August 2, 2005. Fisher has an employment agreement with Mr. Meister which was amended and restated effective as of January 1, 2004, as amended on August 2, 2005 and January 10, 2006. The employment agreements with Mr. Montrone and Mr. Meister each provide for an initial term of three years. The agreements will thereafter be extended for successive one-year periods, unless either party timely elects not to have the term extended. During the terms of the agreements, Mr. Montrone and Mr. Meister will serve in their respective positions and may also (a) serve on corporate, civic, charitable, governmental or religious boards or committees; (b) manage or participate in activities of Latona Associates Inc. or other entities; (c) deliver lectures, fulfill speaking engagements or teach at educational institutions; (d) participate in political activities and fundraising; and (e) manage personal investments, so long as such activities do not significantly interfere with the performance of his responsibilities. Mr. Montrone’s annual base salary will be at least $1,100,000 ($1,200,000 effective January 1, 2006). The amount of salary in excess of $1 million will be deferred to preserve the Company’s ability to claim a federal income tax deduction for such amount. Mr. Meister’s annual base salary will be at least $620,000 ($900,000 effective January 16, 2006). Mr. Montrone will have an annual bonus opportunity of 125% of his annual base salary and Mr. Meister will have an annual bonus opportunity of 100% (increased to 125% with respect to years following 2004) of his annual base salary, in each case, contingent upon the achievement of performance objectives established by the Compensation Committee. The amended and restated agreements also provide Messrs. Montrone and Meister with retirement benefits that are described under the section of this Proxy Statement entitled “Retirement Program.”
      Under the terms of the amended and restated agreement with Mr. Montrone, if Mr. Montrone’s employment is terminated with Fisher for any reason (other than for cause or disability), Mr. Montrone, or his estate upon his death, is entitled to receive all of the following benefits: (a) accrued but unpaid salary up to the date of termination of employment; (b) pro-rata target bonus opportunity for the year in which termination occurs; (c) any previously deferred compensation; (d) subject to his remaining reasonably available to assist Fisher in the transition of his duties and responsibilities, a lump sum amount equal to three times the sum of his annual base salary and target bonus; (e) credit for an additional three years of service for the purpose of calculating his supplemental retirement benefits; and (f) three years of continued fringe, personal perquisites and other benefits provided to Mr. Montrone during his employment. Under the terms of the amended and restated agreement with Mr. Meister, if Mr. Meister’s employment is terminated by Fisher for any reason (other than for cause or disability), or if Mr. Meister terminates his employment for “good reason,” Mr. Meister, or his estate upon his death, is entitled to all of the benefits mentioned in clauses (a) through (f) above.
      Under the terms of his amended and restated agreement, Mr. Montrone may “put” all, but not less than all, of the 258,333 Executive Performance Options granted to him pursuant to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan (the “1998 Plan”) back to Fisher in exchange for $5 million. These options are fully vested and have an exercise price of $28.80. If the put is exercised, Fisher will be obligated to pay the purchase price on the later of the date which is one year and two business days following exercise or the date the executive is no longer a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Interest on the amount owed to the executive shall accrue at the prime rate from the date of exercise until paid concurrently with the $5 million payment. Mr. Meister exercised a similar “put” option during 1999, so that the put price with interest payable to Mr. Meister was $8,602,853 as of December 31, 2005.
      Fisher also has an amended and restated employment agreement with Mr. Della Penta. Mr. Della Penta’s agreement provides for a three-year evergreen term, annual base salary of not less than $450,000 (currently $605,000) and a bonus target of 100% (increased to 125% with respect to years following 2004) of base salary. Mr. Della Penta’s employment agreement was amended on January 10, 2006 to provide that his employment will terminate effective as of December 30, 2006 on account of Mr. Della Penta’s retirement; such retirement will be treated as a resignation by Mr. Della Penta without “good reason.” Under the terms of Mr. Della Penta’s agreement, if Fisher terminates Mr. Della Penta’s employment (other than for cause, death or disability) or if Mr. Della Penta terminates his employment with Fisher for “good reason,” Mr. Della Penta will be entitled to (a) an amount equal to two times his base salary; (b) medical coverage for the two year period following such termination of employment; and (c) expense reimbursement of up to $50,000 for outplacement services.
      Fisher entered into an employment agreement with Mr. Clark on August 2, 2005. Mr. Clark’s agreement has an initial term of three years, and will thereafter be extended for successive one-year periods, unless either party timely elects not to have the term extended; provided, however, that in the event of a “change in control” of Fisher, the employment agreement will remain in effect until the second anniversary of such “change in control.” Mr. Clark’s employment agreement provides for an annual base salary of not less than $375,000 ($500,000 effective January 1, 2006) and a bonus target of at least 100% of base salary for any calendar year after 2005.
      Under the terms of Mr. Clark’s agreement, if Fisher terminates Mr. Clark’s employment for any reason (other than for cause, death or disability) or if Mr. Clark terminates his employment with Fisher for “good reason,” Mr. Clark will be entitled to (a) any base salary that has been earned but is unpaid on the date of termination; (b) any previous years’ annual bonus(es), to the extent earned but unpaid; (c) payment for any accrued vacation; (d) a lump sum payment equal to the product of two times his then current base salary; (e) a lump sum amount equal to his pro-rata target bonus for the year of termination; and (f) all compensation previously deferred by him.
      If Mr. Clark is terminated by Fisher or terminates his employment for “good reason,” in either case within two years immediately following a “change in control” of Fisher, in lieu of the normal termination payments and benefits described above, Mr. Clark would be entitled to:

•	a lump sum payment equal to the sum of (1) two-and-one-half times the sum of (i) his then base salary (or if greater, his base salary in effect immediately prior to the change in control), plus (ii) his target annual incentive compensation for the year of termination (the “Annual Bonus”), (2) a pro rata portion of the Annual Bonus for the year of termination, and (3) an amount equal to the value of two-and-one-half years of matching contributions made by Fisher on Mr. Clark’s behalf under any Fisher defined contribution plans providing for matching contributions (plus any company matching contributions under such plans which are forfeited);

•	two-and-one-half years of continued welfare benefits for Mr. Clark and his eligible dependents;

•	credit for two-and-one-half years of additional service for purposes of calculating his age and years of service under Fisher’s Executive Retirement and Savings Program and Fisher’s retiree medical and life insurance programs;

•	all stock options, restricted stock units and restricted stock awards will immediately vest and all restrictions will be waived, Mr. Clark will be entitled to payment of any restricted stock units and he will have the full term to exercise all outstanding options (except for stock options granted prior to the effective date of the employment agreement); and

•	to the extent Mr. Clark is terminated after Fisher’s fiscal year end but before the determination of a long term incentive plan (“LTIP”) payout, the full target LTIP award to which he is then entitled based upon the results for the prior fiscal year; and

•	his target LTIP award for the year of termination.
      Fisher has entered into a severance arrangement with Mr. Rea which provides that in the event that his employment is terminated without cause, he will be entitled to receive thirty-six months’ salary continuation.
      Each of the employment agreements with Messrs. Montrone, Meister, Della Penta and Clark provides for a full tax gross-up payment to compensate the executive for “golden parachute” excise taxes, but only if the amount of his parachute payments exceeds the sum of (a) $50,000, plus (b) 2.99 times the executive’s average compensation for the 5 years prior to the year of a change in control.
Retirement Program
      Named executive officers participate in the defined benefit program under the Executive Retirement and Savings Program (a non-qualified supplemental benefit plan), referred to as the supplemental plan, pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee.

      The following table shows the total estimated annual benefits payable under the supplemental plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table:

Annual
Recognized	10 Years	15 Years	20 Years	25 Year	30 Years	35 Years	40 Years	45 Years
Compensation	of Service	of Service	of Service	ofPensionePla	nfTableice	of Service	of Service	of Service

$100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500
200,000	30,000	45,000	60,000	75,000	90,000	105,000	120,000	135,000
400,000	60,000	90,000	120,000	150,000	180,000	210,000	240,000	270,000
600,000	90,000	135,000	180,000	225,000	270,000	315,000	360,000	405,000
800,000	120,000	180,000	240,000	300,000	360,000	420,000	480,000	540,000
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000	720,000	810,000
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000	840,000	945,000
1,600,000	240,000	360,000	480,000	600,000	720,000	840,000	960,000	1,080,000
1,800,000	270,000	405,000	540,000	675,000	810,000	945,000	1,080,000	1,215,000
2,000,000	300,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000
2,200,000	330,000	495,000	660,000	825,000	990,000	1,155,000	1,320,000	1,485,000
2,400,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000	1,620,000
2,600,000	390,000	585,000	780,000	975,000	1,170,000	1,365,000	1,560,000	1,755,000
2,800,000	420,000	630,000	840,000	1,050,000	1,260,000	1,470,000	1,680,000	1,890,000
      The years of service recognized under the supplemental plan generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 2005 under the supplemental plan for each of the named executives are as follows: Mr. Montrone, 38 years; Mr. Meister, 25 years; Mr. Della Penta, 8 years; Mr. Clark, 10 years; and Mr. Rea, 18 years. Compensation recognized under the supplemental plan generally includes a participant’s base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant’s recognized compensation for any five years (three in the case of Messrs. Montrone and Meister) out of the final 10 consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits. Pursuant to their employment agreements, the retirement benefit payable to each of Messrs. Montrone and Meister under the supplemental plan at normal retirement is equal to not less than 65% of his final average compensation and the retirement benefit payable to Mr. Della Penta is at least 28% of his final average compensation. Under this formula, the average recognized compensation under the supplemental plan for each of the named executives as of December 31, 2005 was: Mr. Montrone, $2,637,500; Mr. Meister, $1,536,667; Mr. Della Penta, $1,407,383; Mr. Clark, $694,834; and Mr. Rea, $358,000.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      Fisher’s compensation program is administered by the Compensation Committee of the board of directors, which has responsibility for reviewing all aspects of compensation paid by Fisher to its executive officers. The Compensation Committee’s primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, provide incentives to these executives to achieve Fisher’s business objectives and strengthen the link between management and stockholder interests. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of these executives’ overall compensation to Fisher’s performance.
      In 2005, the Compensation Committee continued its practice of retaining the compensation consulting firm of Pearl Meyer & Partners to evaluate the Company’s compensation practices and to assist in developing and implementing an executive compensation program and philosophy designed to retain key management and maximize incentives for performance that increases stockholder value through various methods, including earnings and cash flow growth or stock price appreciation. The principal elements of Fisher’s executive compensation program consist of base salaries and variable incentive compensation in the form of annual bonus and other long-term compensation awards, such as stock options, restricted stock, restricted stock units and other long-term cash incentives. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to Fisher’s senior executives, including Mr. Montrone, Fisher’s Chairman of the Board and Chief Executive Officer, are discussed below.
Base Salaries
      Base salaries for Fisher executive officers are determined by the Compensation Committee and are subject to periodic review, which is typically conducted annually. The Compensation Committee sets the salaries for Fisher’s executive officers based upon its determination of the level of base salary that is appropriate for each such officer, taking into account its assessment of individual and company performance, level of responsibility, and competitive compensation levels, and such other factors, such as the rate of inflation and internal equity considerations, as the Compensation Committee deems appropriate.
      Consistent with the criteria set forth above and with his employment agreement, Mr. Montrone’s annual base salary for 2005 was set at $1,100,000 of which $100,000 was deferred consistent with Section 162(m) of the Code.
Annual Incentive Compensation (Bonus)
      Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan, which is referred to as the ICP, first approved by Fisher stockholders in 1994 and re-approved by stockholders in 2002 and the 2005 Equity and Incentive Plan (the “2005 Plan”) approved by stockholders in 2005, annual cash incentive awards are payable to the extent that annual Fisher and individual business performance objectives specified by the Compensation Committee are attained. Fisher and individual performance objectives may be based on a variety of factors, including Company wide or operating unit performance in areas including earnings per share, revenues, operating cash flow, working capital to sales ratio, and return on capital and, in certain instances, the level of individual contribution to the success of Fisher as well as compensation opportunities under other Fisher incentive plans. Under the ICP, executives are assigned a target award based on a percentage of base salary, the payment of which is dependent on achievement of performance objectives, with the amount of such payment subject to increase or decrease depending on the level of performance. For 2005, the Compensation Committee determined that the performance objectives for executive officers, including Mr. Montrone, would be based on Fisher’s net income and free cash flow. The Compensation Committee believes that the annual bonus potential should subject a significant portion of an executive’s overall annual compensation to achievement of annual plan objectives that are consistent with external expectations and which require superior executive performance for achievement.
      Based on Fisher’s performance, the Compensation Committee awarded to each of the named executives (including Mr. Montrone) the bonuses set forth in the summary compensation table for 2005. Any annual bonus payable to Mr. Montrone in future years under the ICP or the 2005 Plan will be contingent upon the achievement of performance objectives established by the Compensation Committee consistent with the terms of the applicable plan.
Long-Term Incentive Compensation
      The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages superior long-term performance by Fisher’s executive officers and employees through the use of stock-based and other long-term incentives. In this regard, during 2005, pursuant to the 2005 Plan and the 2001 Equity and Incentive Plan, the Compensation Committee awarded options to purchase 1,086,700 shares of common stock of Fisher having exercise price ranges of $61.35 to $64.60 to the named executives (as described in the Option Grants in Last Fiscal Year table). The Compensation Committee also awarded options to purchase 2,854,790 shares of common stock of Fisher having price ranges of $55.88 to $67.05 to other executives and employees pursuant to the 2005 Plan, the 2003 Equity and Incentive Plan and the 2001 Equity and Incentive Plan.
      The Compensation Committee believes that use of long-term incentives that reward executives for significant over-performance relative to long-term plan objectives best aligns management with long-term stockholder interests. In this regard, the Compensation Committee intends in 2006 and future years to make equity-based and other long-term awards that are designed to reward executives for over-performance relative to long-term plan objectives through the use of stock options and performance based restricted stock and restricted stock units rather than solely granting awards that provide for payment on time-based criteria. In 2005, the Compensation Committee approved the implementation of a new equity compensation program under the 2005 Plan which utilizes performance-based restricted stock unit grants, with the making of awards under this program to commence in 2006 and with vesting to depend on the achievement of earnings per share growth goals.
      The Compensation Committee also adopted in 2005 stock ownership guidelines for executive officers; it is the Compensation Committee’s belief that the existence of such guidelines furthers the goals of providing incentives to executives to achieve Fisher’s business objectives and strengthening the link between management and stockholder interests.
Compliance with Section 162(m)
      Section 162(m) of the Code limits Fisher’s income tax deduction for compensation paid in any taxable year to the named executives to $1 million per individual, subject to certain exceptions. The Compensation Committee believes that unless circumstances warrant an exception or existing employment agreements otherwise require, Fisher should pay compensation to its executive officers in excess of $1 million only if such excess amount is performance-based compensation exempt from the limit on deductibility under Section 162(m) of the Code. Fisher stockholders have approved plans, including the ICP and the 2005 Plan, which permit Fisher to provide incentive compensation that is exempt from the deduction limitation contained in Section 162(m) of the Code.

The Compensation Committee
of the Board of Directors,

Scott M. Sperling, Chairman
Michael D. Dingman
Bruce L. Koepfgen

PERFORMANCE COMPARISON
      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 2000 in each of (a) Fisher common stock; (b) the Hemscott Scientific/ Technical Instruments Industry Index, which is referred to as the Hemscott Group Index; and (c) the S&P Composite Index.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FISHER SCIENTIFIC INTERNATIONAL,
HEMSCOTT GROUP INDEX AND S&P COMPOSITE INDEX

	Fiscal Year Ending

Company/Index/Market	12/31/2000(1)	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Fisher Common Stock	100.00	79.19	81.57	112.19	169.17	167.76
Hemscott Group Index	100.00	64.94	41.07	66.11	73.59	79.31
S&P Composite Index	100.00	88.12	68.64	88.33	97.94	102.75

(1)	For the year noted, a substantial majority of the issued and outstanding Fisher common stock was held by an investor group and subject to substantial restrictions on transfer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Fisher currently leases space at its corporate headquarters to Latona Associates Inc., which is referred to as Latona, an investment and management advisory firm owned by affiliates of Mr. Montrone. Under the terms of the lease, Fisher leases to Latona an aggregate 15,000 square feet of space for $200,000 per year. In addition, Fisher provides to Latona and its employees building maintenance services, utilities and other services incidental and relative to the leased space for an additional $50,000 per year.
Equity Compensation Plans
      The following is a summary of our equity compensation plan information as of December 31, 2005:

	Number of		Number of Securities
	Securities to be		Remaining for Future Issuance
	Issued Upon	Weighted-Average	Under Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column (a))

	(a)(2)	(b)	(c)(1)(2)
Equity compensation plans approved by security holders	10,232,866	$43.46	5,031,260
Equity compensation plans not approved by security holders	—	—	—

Total at December 31, 2005	10,232,866	$43.46	5,031,260

(1)	2,795,144 of the shares listed in column (c) may be issued in the form of other stock-based awards, which include restricted or unrestricted stock, restricted or unrestricted stock units or dividend equivalents, pursuant to the 2005 Equity and Incentive Plan.
(2)	Does not include 1,236,259 shares issuable upon the exercise of options under the plans assumed in connection with the merger with Apogent.
APPROVAL AND ADOPTION OF THE
FISHER SCIENTIFIC INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
      The purpose of the Fisher Scientific International Inc. Employee Stock Purchase Plan is to provide employees who wish to become stockholders an opportunity to buy shares under the plan on favorable terms.
      The following is a summary of the material features of the Fisher Scientific International Inc. Employee Stock Purchase Plan. A copy of the plan is attached to this proxy statement as Annex II.
     Administration and Eligibility; Operation of the Plan
      The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as amended. Full-time employees who have been employed for at least 12 consecutive months are eligible to participate in the plan. The plan is administered by the Fisher Scientific International Inc. Management Subcommittee. The total number of shares made available by the plan for purchase by participants is 2,500,000 (which may be authorized but unissued shares, treasury shares or shares purchased by the plan on the open market). General terms of participation include:

•	voluntary participation by employees, with the right to withdraw from the program up to five trading days prior to when stock is purchased;

•	automatic withdrawal on termination of employment;

•	purchase price per share is the stock’s fair market value on the last trading day of an offering period, less the applicable discount;

•	the discount available to participants can be up to 15 percent of the closing sales price per share on the last trading day of an offering period (the discount will initially be 5 percent, unless and until modified by the plan’s administrator);

•	payment is made through payroll deductions;

•	no employee may participate if he or she would then own 5% or more of the voting power or the value of Fisher’s common stock; and

•	an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock on the last day of the offering period.
      The plan may be amended by the Board of Directors from time to time in any respect, except that no participant’s existing options may be adversely affected by such amendment except to comply with applicable law, stock exchange rules or accounting rules. Notwithstanding the foregoing, the Board may terminate the plan at any time, including with respect to future payroll deductions and related purchases (such termination will also terminate any current offering period).
      Members of the Board of Directors are not eligible to participate in the Fisher Scientific International Inc. Employee Stock Purchase Plan. Benefits which may be realized by our executive officers under this Plan are not determinable, as they will depend on whether or not the executives elect to participate in the Plan.
     Federal Income Tax Consequences Relating to the Plan
      The following discussion summarizes certain United States federal income tax consequences of the purchase of stock under the Fisher Scientific International Inc. Employee Stock Purchase Plan. The summary does not purport to cover federal employment tax or other federal tax consequences, or state, local or foreign tax consequences that may be associated with the Fisher Scientific International Inc. Employee Stock Purchase Plan. Further the summary is based on the law as in effect on the date of this proxy statement.
      A U.S. employee does not realize taxable income either when such employee’s participation begins (i.e., the first day of the offering period in the plan) or at the time shares are purchased. A taxable event occurs when the employee disposes of the shares. The tax treatment depends on how long the shares are held before disposition.
      If an employee disposes of the shares both more than two years after the last day of the offering period and more than one year after the purchase date (a “qualifying disposition”), he or she will recognize as ordinary income, the lesser of:

•	the amount of the discount applied to the fair market value of the stock on the last day of the offering period, or,

•	the excess of the amount realized on the sale of the shares over their purchase price.
      Any additional gain or loss recognized upon a disposition will be treated as long-term capital gain or loss. Fisher is not allowed a tax deduction for any income realized by an employee who has met the above-described holding period requirements. Special rules apply in the case of death.
      If an employee disposes of the shares before meeting the one-year and two-year holding periods (a “disqualifying disposition”) he or she will recognize as ordinary income (determined without reduction for brokerage fees or other costs paid in connection with the disposition) an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price.
      Any additional gain or loss will be treated as a capital gain or loss. Fisher is allowed a tax deduction for the ordinary income (but not capital gain) from a disqualifying disposition which income is included in an employee’s compensation for the year in which the shares are disposed. Special rules apply in the case of death.
      Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for a share acquired under the plan begins on the purchase date.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE FISHER SCIENTIFIC INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN.

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
TO SERVE AS FISHER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE CURRENT FISCAL YEAR
      Upon recommendation of the Audit Committee of the board of directors, the board of directors appointed Deloitte & Touche LLP as Fisher’s independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required to approve this proposal. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.
      The Fisher board of directors may terminate the appointment of Deloitte & Touche LLP as Fisher’s independent registered public accounting firm without the approval of the Fisher stockholders at such time as the Fisher board of directors determines such termination to be necessary or appropriate.
      The aggregate fees billed to Fisher for the fiscal years ended December 31, 2005 and 2004 by Fisher’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting, are as follows:

	2005	2004

Audit Fees (a)	$7,538,000	$13,891,000
Audit-Related Fees (b)	593,000	2,609,000

Total Audit Fees and Audit-Related Fees	8,131,000	16,500,000
Tax Fees (c)	1,382,000	1,617,000
All Other Fees	-0-	-0-

Total Fees	$9,513,000	$18,117,000

(a)	Includes fees for the integrated audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(b)	Includes fees for employee benefit plan audits, accounting consultations, due diligence services and other attestation services.

(c)	Includes fees for tax consulting and compliance services.
      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to Fisher. The Audit Committee has established procedures for this pre-approval process and for the approval of any compensation payable by Fisher for any approved audit or non-audit services. The Audit Committee provided its prior approval to all non-audit related services reflected in the above table. The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the independent registered public accounting firm’s independence.
      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS FISHER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF PROPOSALS FOR 2007 ANNUAL MEETING
      Stockholders may submit proposals on matters appropriate for stockholder action at Fisher’s annual meetings, consistent with regulations adopted by the SEC and the bylaws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2007 Annual Meeting must be received by Fisher at its principal executive offices not later than December 8, 2006. Proposals to be timely submitted for stockholder action at Fisher’s 2007 Annual Meeting must be received by Fisher at its principal executive offices not less than 30 days nor more than 60 days prior to the 2007 Annual Meeting (or, if less than 40 days’ notice or prior public disclosure of the date of the 2007 Annual Meeting is given or made, not later than the tenth day following the date on which such notice was mailed or public disclosure was made). Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.
ANNUAL REPORT
      The Annual Report for the year ended December 31, 2005 and this proxy statement are being mailed together to all of the stockholders of Fisher of record on March 17, 2006, the record date for voting at the Annual Meeting.

By Order of the Board of Directors,

/s/ Paul M. Meister
Paul M. Meister
Vice Chairman of the Board
April 7, 2006
      Fisher’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC, is available without charge by written request from the Office of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.
      Additional information about Fisher can be found at Fisher’s Web site: www.fisherscientific.com.

Annex I
Fisher Scientific International Inc.
Audit Committee of the Board of Directors
Charter

Annex I
FISHER SCIENTIFIC INTERNATIONAL INC.
Audit Committee
of the Board of Directors
Charter
      This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Fisher Scientific International Inc. (the “Corporation”).
1.     Purpose
      The purposes of the Committee are (a) to assist the Board in overseeing (i) the quality and integrity of the Corporation’s financial statements, (ii) the qualifications and independence of the Corporation’s registered public accounting firm (“independent auditor”), (iii) the performance of the Corporation’s internal audit function and independent auditor, (iv) the Corporation’s compliance with legal and regulatory requirements; and (v) the Corporation’s financial reporting process and systems of internal audit and financial controls and (b) to prepare the report of the Committee required to be included in the Corporation’s annual proxy statement under the rules of the U.S. Securities and Exchange Commission (the “SEC”).
2.     Membership
      The Committee shall consist of at least three members of the Board or such other number required under laws, rules and regulations applicable to the Corporation. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
      Each member of the Committee shall satisfy the independence and other requirements relating to directors and audit committee members (a) under the rules of the New York Stock Exchange (“NYSE”) (b) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and (c) as may be established from time to time by the Board. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.
      Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise so as to qualify as an audit committee financial expert under the Exchange Act and the rules of the NYSE, as such qualification is interpreted by the Board in its business judgment.
3.     Structure and Operations
      A majority of the Committee shall constitute a quorum. The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may also act by unanimous written consent.
      The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee’s members deem necessary or desirable. The Committee may request (a) any officer or employee of the Corporation, (b) the Corporation’s outside counsel or (c) the Corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.
      The Committee shall meet separately, periodically, with management, with those responsible for the Corporation’s internal audit function and with the independent auditor.
4.     Duties and Responsibilities
      The Committee’s duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be required by the Exchange Act, the rules of the NYSE or delegated to the Committee by the Board.
      In fulfilling its duties and responsibilities hereunder the Committee will be entitled to reasonably rely on (a) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts, and (c) representations made by the independent auditor as to any services provided by the independent auditor to the Corporation.

Reports to Board; Review of Committee Performance and Charter
      (a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

(i) the quality or integrity of the Corporation’s financial statements;

(ii) the performance and independence of the Corporation’s independent auditor;

(iii) the performance of the Corporation’s internal audit function;

(iv) the Corporation’s compliance with legal and regulatory requirements; and

(v) the Corporation’s financial reporting process and systems of internal audit and financial controls.
      (b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall address such matters, and be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
      (c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Corporation’s Relationship with the Independent Auditor
      (d) The Committee shall have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, retention, evaluation and oversight of the work of each independent registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit, review and attestation services and, subject to Section 10A of the Exchange Act and this Charter, all non-audit services to be provided to the Corporation by any such independent auditor. The Committee shall have the sole authority to approve the engagement, fees, terms and conditions for the performance of any such services. The Committee shall also review disclosures required to be made under the Exchange Act with respect to audit and non-audit services.

      (e) The Committee shall, at least annually:

(i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

(A) the independent auditor’s internal quality-control procedures;

(B) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(C) all relationships between the independent auditor and the Corporation, including those required by Independence Standards Board Statement No. 1; and

(ii) review the foregoing report and the independent auditor’s work throughout the year and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the Corporation and compliance with applicable rotation requirements, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor; and

(iii) review relevant aspects of the most recent available Public Company Accounting Oversight Board (United States) report relating to the Corporation’s independent auditors.
      (f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

(i) the matters required to be discussed or communicated by the independent auditor to the Committee by applicable law, regulation or accounting standards, including by the Public Company Accounting Oversight Board (United States) Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

(ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and

(iii) the Corporation’s internal controls and the responsibilities, budget and staffing of the Corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the Corporation.
      (g) The Committee shall establish policies for the Corporation’s hiring of employees or former employees of the independent auditor meeting the requirements of the Exchange Act and the rules of the NYSE.
      (h) The Committee shall meet to review, and discuss as appropriate with management, those responsible for the internal audit function and the independent auditor, the report of the independent auditor required by Section 10A of the Exchange Act.

Financial Reporting and Disclosure Matters
      (i) The Committee shall review and discuss with management and the independent auditor:

(i) prior to the annual audit, the adequacy and effectiveness of the scope, planning and staffing of the annual audit;

(ii) the Corporation’s annual audited financial statements and quarterly financial statements, including reviewing the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(iii) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation’s selection or application of accounting principles, any significant issues as to the adequacy of the Corporation’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about any of the foregoing;

(iv) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(vi) any significant changes to the Corporation’s auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

(vii) management’s annual report on internal control over financial reporting prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act and the independent auditor’s attestation of such report.
      (j) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Form 10-K.
      (k) The Committee shall prepare the report required by the SEC or the NYSE rules to be included in the Corporation’s proxy statement and other filings.
      (l) The Committee shall review and discuss with management the Corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.
      (m) The Committee shall periodically review and discuss with management the Corporation’s guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      (n) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Corporation’s disclosure controls and procedures and internal controls.
      (o) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

Internal Audit, Compliance Matters and Other
      (p) The Committee shall review the appointment and termination of those responsible for the internal audit activities, and review all significant reports to management prepared by internal audit personnel, and management’s responses.
      (q) The Committee will discuss with management, those responsible for the internal audit function, and the independent auditors the Company’s internal controls, and discuss with those responsible for the internal audit function, the results of the internal audit program. The Committee will review and discuss the Company’s disclosure controls and procedures, and the assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.
      (r) The Committee shall establish and maintain procedures for:

(i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
      (s) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.
      (t) The Committee shall review the Company’s program to monitor compliance with its code of business conduct.
      (u) The Committee shall review with the Corporation’s general counsel and others, if appropriate, any legal regulatory or compliance matters that may have a material impact on the financial statements, or the compliance policies of the Corporation and its subsidiaries including any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.
      (v) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.
5.     Authority and Resources
      The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.
      The Corporation shall pay to the independent auditor employed by the Corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined appropriate by the Committee.

Annex II
Fisher Scientific International Inc.
Employee Stock Purchase Plan

Annex II
Fisher Scientific International Inc.
Employee Stock Purchase Plan
Section 1 — Purpose
      The Fisher Scientific International Inc. Employee Stock Purchase Plan is adopted and established by Fisher Scientific International Inc., a Delaware corporation, effective as of January 1, 2006, for the general benefit of the Employees of the Company and certain of its Subsidiaries. The purpose of the Plan is to facilitate the purchase of Shares by Eligible Employees.
Section 2 — Definitions
      a. “Act” shall mean the Securities Act of 1933.
      b. “Administrator” shall mean the Board of Directors of the Company, a designated committee thereof, or the person(s) or entity delegated the responsibility of administering the Plan, which initially shall be the Fisher Scientific International Inc. Management Subcommittee.
      c. “Board” shall mean the Board of Directors of the Company.
      d. “Closing Value” shall mean, as of a particular date, the value of a Share determined by the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
      e. “Code” shall mean the Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law.
      f. “Company” shall mean Fisher Scientific International Inc., including any successor thereto.
      g. “Compensation” shall mean the amount paid to a Participant by the Employer for wages, salaries, and other amounts received in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, incentive payments, overtime, and shift differential). Compensation does not include bonuses, stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income). For all purposes under the Plan, Compensation shall include any amount contributed by the Employer on behalf of a Participant pursuant to a salary reduction agreement which is not includible in the gross income of the Participant under Code Sections 125, 401(k), 402(e)(3), 402(h) or 132(f)(4).
      h. “Designated Subsidiaries” shall mean all Subsidiaries whose Employees have been designated by the Administrator, in its sole discretion, as eligible to participate in the Plan. Notwithstanding the foregoing, all wholly-owned U.S. Subsidiaries shall be Designated Subsidiaries.
      i. “Discount” means up to fifteen percent (15%) of the applicable Closing Value. The Discount shall be five percent (5%) unless and until modified in writing by the Administrator.
      j. “Eligible Employee” means any Employee who has worked as an Employee of the Employer for at least twelve (12) consecutive calendar months and is considered a full-time Employee (as designated by the Company or Subsidiary that employs the Employee).
      k. “Employee” means any person who: (1) performs services as a common law employee of an Employer, and (2) is on a U.S. payroll and/or the payroll of any entity listed on Appendix A. The Administrator has the authority, in its sole discretion, to add or remove an entity from Appendix A. An Employee does not include individuals providing services to an Employer in a capacity as an independent contractor.
      l. “Employer” means, individually and collectively, the Company and the Designated Subsidiaries.

      m. “Enrollment Period” shall mean the period immediately preceding the Offering Period that is designated by the Administrator in its discretion as the period during which an Eligible Employee may elect to participate in the Plan.
      n. “ESPP Broker” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to provide brokerage service to the Employer and the Participants under the Plan, which initially shall be Robert W. Baird and Company Incorporated.
      o. “Offering Period” shall mean the period during which Participants in the Plan authorize payroll deductions to fund the purchase of Shares on their behalf under the Plan pursuant to the options granted to them hereunder.
      p. “Participant” means any Eligible Employee who has elected to participate in the Plan for an Offering Period by authorizing payroll deductions and entering into a written or digital (including online/internet) subscription agreement during the Enrollment Period for such Offering Period.
      q. “Plan” shall mean this Fisher Scientific International Inc. Employee Stock Purchase Plan.
      r. “Plan Account” shall mean the individual account established by the ESPP Broker for each Participant for purposes of holding each Participant’s Shares purchased under the Plan.
      s. “Plan Year” shall mean the calendar year beginning on January 1 and ending on December 31.
      t. “Purchase Price” shall mean, for each Share purchased in accordance with Section 4 hereof, the Closing Value of a Share on the last Trading Day of the Offering Period (which for Plan purposes shall be deemed to be the date each such option to purchase such Shares was exercised) less the Discount.
      u. “Recordkeeper” shall mean the entity responsible for (1) providing and accepting subscription agreements (in written, telephonic, electronic/digital or other form) and (2) determining the number of Shares to be purchased for each Participant at the end of the Offering Period, which initially shall be Allecon Stock Associates, LLC.
      v. “Shares” means the common stock, with $.01 per share par value, of the Company.
      w. “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary (or as otherwise may be defined in Code Section 424).
      x. “Trading Day” shall mean a day on which The New York Stock Exchange is opened for trading.
      y. “Transfer Agent” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to transfer Shares on behalf of the Company to the ESPP Broker for further distribution to the Accounts of the Participants under the Plan in satisfaction of the purchase obligation at the end of the Offering Period, which is currently Mellon Investor Services LLC.
Section 3 — Eligible Employees
      a. In General. Participation in the Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Plan. All Eligible Employees granted options to purchase Shares hereunder shall have the same rights and privileges as every other such Eligible Employee, and only Eligible Employees of an Employer satisfying the applicable requirements of the Plan will be entitled to be granted options hereunder.
      b. Limitations on Rights. An Employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Plan (1) if such purchase would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all options or rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any Subsidiary; or (2) to the extent that such purchase would cause such Eligible Employee to have options or rights to purchase more than $25,000 of Shares under the Plan (and under all other employee stock purchase plans of the Company and its Subsidiary corporations which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on the Closing Value of such Shares, determined as of the last day of an Offering Period). For purposes of clause (1) of this paragraph b., the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply.
Section 4 — Enrollment and Offering Periods
      a. Enrolling in the Plan. To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Offering Period will take place during the Enrollment Period for such Offering Period. The Administrator shall designate the initial Enrollment Period and each subsequent Enrollment Period and the Offering Period to which each Enrollment Period relates. Participation in the Plan with respect to any one or more of the Offering Periods shall neither limit nor require participation in the Plan for any other Offering Period.
      b. The Offering Period. Any Employee who is an Eligible Employee and who desires to be granted options to purchase Shares hereunder must file (in writing, by telephone, electronically/digitally or otherwise, as designated by the Administrator) with the Recordkeeper an authorization for payroll deduction and a subscription agreement during an Enrollment Period. Such authorization shall be effective for the Offering Period immediately following such Enrollment Period. The duration of an Offering Period shall be determined by the Administrator prior to the Enrollment Period; provided, however, that if the Administrator terminates the Plan during an Offering Period, pursuant to its authority in Section 17 of the Plan, such Offering Period shall be deemed to end on the date the Plan is terminated. The termination of the Plan and the Offering Period shall end the Participant’s rights to contribute amounts to the Plan or continue participation in the Offering Period. The date of termination of the Plan shall be deemed to be the final day of the Offering Period for purposes of determining the Purchase Price under the Offering Period and all amounts contributed during the Offering Period will be used as of such termination date to purchase Shares in accordance with the general provisions of Section 9.
      The Administrator may designate one or more Offering Periods during each Plan Year during the term of this Plan. On the first day of each Offering Period each Participant shall be granted an option to purchase Shares under the Plan. Each option granted hereunder shall expire at the end of the Offering Period for which it was granted. In no event may an option granted hereunder be exercised after the expiration of 27 months from the date of grant.
      c. Changing Enrollment. The offering of Shares pursuant to options granted under the Plan shall occur only during an Offering Period and shall be made only to Participants. Once an Eligible Employee is enrolled in the Plan, the Recordkeeper will inform the Employer and the ESPP Broker of such fact. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Offering Period until he or she terminates his or her participation by revoking his or her payroll deduction authorization or ceasing to be an Eligible Employee. Once a Participant has elected to participate under the Plan, that Participant’s payroll deduction authorization shall apply to all subsequent Offering periods unless and until the Participant ceases to be an Eligible Employee, or modifies or terminates said authorization. If a Participant desires to change his or her rate of contribution, he or she may do so effective for the next Offering Period by filing with the Recordkeeper a new authorization for payroll deduction and a subscription agreement during the Enrollment Period immediately preceding such Offering Period.
Section 5 — Term of Plan
      This Plan shall be in effect from January 1, 2006, until it is terminated by action of the Board.
Section 6 — Number of Shares to Be Made Available
      The total number of Shares made available for purchase by Participants granted options which are exercised under Section 9 hereof is 2,500,000, which may be authorized but unissued Shares, treasury Shares, or Shares purchased by the Plan in the open market. The provisions of Section 9 b. shall control in the event the number of Shares covered by options which are exercised for any Offering Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Section 17 hereof), or shall be terminated in accordance with Section 17 hereof.
Section 7 — Use of Funds
      All payroll deductions received or held by an Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll withholding made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants. Initially all administrative expenses of the Plan shall be paid by the Employer.
Section 8 — Amount of Contribution; Method of Payment
      a. Payroll Withholding. Except as otherwise specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll withholding. The withholding shall be in increments of one percent (1%). The minimum withholding permitted shall be an amount equal to one percent (1%) of a Participant’s Compensation. In any event, the total withholding permitted to be made by any Participant for a Plan Year shall be limited to $25,000 less $25,000 multiplied by the Discount. The actual percentage of Compensation to be deducted shall be specified by a Participant in his or her authorization for payroll withholding. Participants may not deposit any separate cash payments into their Plan Accounts.
      b. Application of Withholding Rules. Payroll withholding will commence with the first payroll period ending during the Offering Period and will continue with each paycheck throughout the entire Offering Period, except for pay periods for which such Participant receives no compensation (e.g., uncompensated personal leave, leave of absence). Payroll withholding shall be retained by the Employer or other party responsible for making such payment to the Participant, until applied to the purchase of Shares as described in Section 9 and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Participant in connection with a withdrawal from the Plan or a revocation of authorization described in Section 13.
      At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer’s federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Participant’s Compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her Compensation as well as the Participant’s portion of FICA (both the OASDI and Medicare components) with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant’s Compensation after the purchase or disposition of Shares in order to comply with federal, state and local tax laws, and each Participant agrees to sign any and all appropriate documents to facilitate such withholding.
Section 9 — Purchasing, Transferring Shares
      a. Maintenance of Plan Account. Upon the exercise of a Participant’s initial option to purchase Shares under the Plan, the ESPP Broker shall establish a limited purpose brokerage Account in the name of such Participant. At the close of each Offering Period, the aggregate amount deducted during such Offering Period by the Employer from a Participant’s Compensation (and credited to an account maintained by the Employer or other party for bookkeeping purposes) will be communicated by the Employer to the Recordkeeper for purposes of determining the full Shares to be purchased by each Participant. The Recordkeeper will notify the Transfer Agent of the number of full Shares to be credited to each Participant’s Account (unless the Participant has given notice to the Recordkeeper of his or her withdrawal or revocation of authorization, at least five (5) business days prior to the end of the Offering Period). As of the last day of each Offering Period, or as soon thereafter as is administratively feasible, each Participant’s option to purchase Shares will be exercised automatically for him or her at the direction of the Recordkeeper with respect to those amounts reported to the Transfer Agent by the Recordkeeper as creditable to that Participant’s Plan Account. On the date of exercise, the amount then credited to the Participant’s Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be transferred to the Participant’s Plan Account by the Transfer Agent the number of full Shares which results. No fractional Shares will be transferred to a Participant’s Plan Account. As a result, any amount credited to a Participant’s Plan Account for an Offering Period which cannot be used to purchase full Shares will be retained by the Employer and, to the extent permissible, used for purposes of determining the number of full Shares to be transferred to a Participant’s Plan Account in the next Offering Period.
      b. Insufficient Number of Available Shares. In the event the number of Shares covered by options which are exercised for any Offering Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale under the Plan and shall be allocated by the Recordkeeper among the Participants in proportion to each Participant’s Compensation during the Offering Period over the total Compensation of all Participants during the Offering Period. Any excess amounts withheld and credited to Participants’ Accounts then shall be returned to Participants as soon as is administratively feasible.
      c. Handling Excess Shares. In the event that the number of Shares which would be credited to any Participant’s Plan Account in any Offering Period exceeds the limit specified in Section 3 b. hereof, such Participant’s Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be rolled forward to the next Offering Period until exhausted or refunded to the Participant.
      d. Status Reports. Statements of each Participant’s Plan Account shall be given to participating Employees at least annually.
      e. In-Service Share Distributions. A Participant may, without withdrawing from the Plan, request that a certificate for all or part of the full Shares held in his or her Plan Account be sent to him or her after the relevant Shares have been purchased and allocated. All such requests must be submitted in writing to the ESPP Broker. The ESPP Broker may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued prior to the date active participation in the Plan ceases; such charge shall be paid by the Participant to the ESPP Broker prior to the date any distribution of a certificate evidencing ownership of such Shares occurs.
Section 10 — Dividends and Other Distributions
      a. Reinvestment of Dividends. Although no dividends have been paid by Fisher during the last three fiscal years and no cash dividends are anticipated in the foreseeable future, cash dividends and other cash distributions received by the ESPP Broker on Shares held in its custody hereunder will be credited to the Plan Accounts of individual Participants in accordance with their interests in the Shares with respect to which such dividends or distributions are paid or made; provided, however, that no Participant for whom crediting dividends would require a filing with the Securities and Exchange Commission shall be credited with such dividends. Cash dividends will be applied, as soon as practical after the receipt thereof by the Transfer Agent, in accordance with the directions of the individual Participant to whose Plan Account such amounts have been credited.
      b. Shares to Be Held in Broker’s Name. All purchases of Shares made pursuant to this Section will be made in the name of the ESPP Broker or its nominee, shall be held as provided in Section 9 hereof, and shall be transferred and credited to the Plan Account(s) of the individual Participant(s) to which such dividends or other distributions were credited. Dividends paid in the form of Shares will be allocated by the ESPP Broker, as and when received, with respect to Shares held in its custody hereunder to the Plan Accounts of individual Participants in accordance with such Participants’ interests in such Shares with respect to which such dividends were paid. Property, other than Shares or cash, received by the ESPP Broker as a distribution on Shares held in its custody hereunder, shall be sold by the ESPP Broker for the accounts of the Participants, and the ESPP Broker shall treat the proceeds of such sale in the same manner as cash dividends received by the ESPP Broker on Shares held in its custody hereunder.
      c. Tax Responsibilities. The automatic reinvestment of dividends under the Plan will not relieve a Participant (or Eligible Employee with a Plan Account) of any income or other tax that may be due on or with respect to such dividends. The Transfer Agent shall report to each Participant (or Eligible Employee with a Plan Account) the amount of dividends credited to his or her Plan Account.
Section 11 — Voting of Shares
      A Participant shall have no interest or voting right in the Shares covered by his or her option until such option has been exercised. Shares held for a Participant (or Eligible Employee with a Plan Account) in his or her Plan Account will be voted in accordance with the Participant’s (or Eligible Employee’s) express written directions. In the absence of any such directions, such Shares will not be voted.
Section 12 — Sale of Shares
      Subject to the provisions of Section 19, the provisions of the Company’s Insider Trading Policy (formally known as the Company’s Policy Statement on Trading in Company and Other Securities by Company Officers, Employees and Directors) setting forth periods when employees can sell Company Stock, a Participant may at any time, and without withdrawing from the Plan, by giving written notice to the ESPP Broker, direct the ESPP Broker to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the ESPP Broker shall, as soon as practicable after receipt of such notice, sell such Shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Participant.
Section 13 — Withdrawals from the Plan
      a. Voluntary Withdrawals and Revocations.

(1) Withdrawals. A Participant may, until five (5) Trading Days prior to the end of the Offering Period, by giving notice to the Recordkeeper, voluntarily withdraw from the Plan and revoke his or her authorization for payroll deduction for the Offering Period in which such revocation is made and withdraw the amount credited to such Participant’s Plan Account which has not previously been used to purchase Shares. A Participant who voluntarily withdraws from the Plan or voluntarily revokes authorization for payroll deduction during two (2) consecutive Offering Periods may, at the Administrator’s discretion, be restricted from participation in the Plan until the next Offering Period that begins at least twelve (12) months after the end of the Offering Period during which the Participant voluntarily withdrew from the Plan and revoked payroll deduction authorization with respect thereto.

(2) Refund of Amounts Not Used to Purchase Shares. In connection with any withdrawal or revocation under this Section 13(a), the amount credited to a Participant’s Plan Account that has not previously been used to purchase Shares will be refunded to the Participant in cash as soon as administratively feasible.
      b. Involuntary Withdrawals.

(1) Automatic Termination. If a Participant receives a hardship distribution of elective deferral contributions from a qualified plan sponsored by the Employer, the Participant’s payroll deductions under the Plan will automatically terminate at the same time the Participant’s elective deferral contributions to the qualified plan are suspended.

(2) Purchase of Shares. The Participant’s payroll deductions during the Offering Period in which the payroll deductions are automatically terminated under 13(b)(1) that are made prior to the date the payroll deductions are automatically terminated, will be credited to the Participant’s Plan Account for the purpose of purchasing Shares and Shares will be transferred to the Participant’s Plan Account in accordance with Section 9(a), unless the Participant elects to voluntarily withdraw such contributions in accordance with Section 9(e).

(3) Withdrawal of Contributions. As an alternative to Section 13(b)(2), the Participant may elect, in the manner set forth in Section 13(a)(1), to withdraw his or her payroll deductions made during the Offering Period in which the payroll deductions are automatically terminated under 13(b)(1). If the Participant makes such an election, Section 13(a)(2) will apply.

      c. Re-enrollment. An Eligible Employee who voluntarily withdraws under Section 13(a) or whose payroll deductions under the Plan are automatically terminated under Section 13(b) must re-enroll in the Plan in order to begin making payroll deductions under the Plan. The Eligible Employee will be entitled to re-enroll in the Plan during the Enrollment Period for the Offering Period that begins on or after the date of (1) the withdrawal (in the case of a voluntary withdrawal but subject to the limitations set forth in Section 13(a)(1)) or (2) the suspension of the Eligible Employee’s elective deferral contributions to the qualified plan from which the hardship distribution was received ends.
Section 14 — Separation from Employment
      Separation from employment for any reason, including death, disability, termination or retirement shall be treated as a withdrawal from the Plan, as described in Section 13. If a Participant separates from employment with an Employer for any reason prior to the end of an Offering Period, any payroll deductions during the Offering Period will automatically be paid to the Participant in cash.
Section 15 — Assignment
      Neither payroll deductions credited to a Participant’s account nor any rights with regard to options or Shares held under the Plan may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from the Plan as described in Section 13. A Participant’s right to purchase Shares under this Plan may be exercisable during the Participant’s lifetime only by the Participant. A Participant’s Plan Account shall be payable in accordance to the Participant’s completed Beneficiary Designation Form on file with the Recordkeeper, or absent a Beneficiary Designation Form, to the Participant’s estate upon his or her death.
Section 16 — Adjustment of and Changes in Shares
      If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares which have been or may be optioned under the Plan, or shall declare thereon any stock split or dividend payable in Shares, then the number and class of Shares which may thereafter be optioned (in the aggregate and to any Participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such option and the Purchase Price shall be adjusted to such extent as may be determined by the Company or the Board, following consultation with the Company’s independent certified public accountants and legal counsel, as necessary to preserve the rights of the holder(s) of such option(s).
Section 17 — Amendment or Termination of the Plan
      The Board shall have the right, at any time, to amend, modify or terminate the Plan without notice; provided, however, that no Participant’s existing options shall be adversely affected by any such amendment, modification or termination, except to comply with applicable law, stock exchange rules or accounting rules. Notwithstanding the foregoing, the Board shall have the right to terminate the Plan with respect to all future payroll deductions and related purchases at any time. Such termination of the Plan shall also terminate any current Offering Period in accordance with Section 4 of the Plan.

      Designations of participating corporations may be made by the Administrator from time to time from among a group of corporations consisting of the Company and its Subsidiaries (including corporations that become Subsidiaries or a parent after the adoption and approval of the Plan).
Section 18 — Administration
      a. Administration. The Plan shall be administered by the Administrator. The Administrator shall be responsible for the administration of all matters under the Plan which have not been delegated to the Recordkeeper, the Transfer Agent or the ESPP Broker. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Administrator.
      b. Specific Responsibilities. The Administrator’s responsibilities shall include, but shall not be limited to:

(1) interpreting the Plan (including issues relating to the definition and application of “Compensation”);

(2) identifying and compiling a list of persons who are Eligible Employees for an Offering Period; and

(3) identifying those Eligible Employees not entitled to be granted options or other rights for an Offering Period on account of the limitations described in Section 3 b. hereof.
      The Administrator may from time to time adopt rules and regulations for carrying out the terms of the Plan. Interpretation or construction of any provision of the Plan by the Administrator shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive.
Section 19 — Securities Law Restrictions
      Notwithstanding any provision of the Plan to the contrary, no Shares may be purchased under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act. Prior to the effectiveness of such registration statement, Shares subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act.
Section 20 — No Independent Employee’s Rights
      Nothing in the Plan shall be construed to be a contract of employment between an Employer and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent an Employer from terminating any Employee’s employment at any time, without notice or recompense. No Employee shall have any rights as a shareholder until the option to purchase Shares, granted to him or her hereunder, has been exercised.
Section 21 — Applicable Law
      The Plan shall be construed, administered and governed in all respects under the laws of the State of New Hampshire to the extent such laws are not preempted or controlled by federal law.
Section 22 — Merger or Consolidation
      If the Company shall at any time merge into or consolidate with another corporation or business entity, each Participant will thereafter be entitled to receive at the end of the Offering Period (during which such merger or consolidation occurs) the securities or property which a holder of Shares was entitled to upon and at the time of such merger or consolidation. The Board shall determine the kind and amount of such securities or property that each Participant shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

FISHER SCIENTIFIC INTERNATIONAL INC.
Annual Meeting, May 5, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     Messrs. Paul M. Meister and Kevin P. Clark (the “Named Representatives”), each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc. to be held on Friday, May 5, 2006, and at any adjournments, as specified on the reverse side.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this Proxy and sign and date it on the reverse side hereon and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Please mark your votes as indicated in this example

1. Election of Directors.
	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed

Nominees:	01 Paul M. Montrone, 02 Simon B. Rich, and 03 Scott M. Sperling with terms expiring in 2009;

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Approval and adoption of the Fisher Scientific Employee Stock Purchase Plan.
		FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of Deloitte & Touche LLP, the independent registered public accounting firm of the Company, for the current fiscal year.

4.	In their discretion, on such other business as may properly come before the meeting.

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE NAMED REPRESENTATIVES OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

Dated:	, 2006

Signature Signature Title
Signature of Stockholder(s)-please sign name exactly as imprinted (do not print). Please indicate any change of address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

       http://www.proxyvoting.com/fsi
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.